As filed with the Securities and Exchange Commission on June 4, 2002

                                                       Registration No
 ============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------

                        CARRINGTON LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)

                     Texas                                  75-1435663
          (State or other jurisdiction                   (I.R.S. Employer
       of incorporation or organization)                Identification No.)

             2001 Walnut Hill Lane
                 Irving, Texas                                 75038
    (Address of Principal Executive Offices)                 (Zip Code)

                               ---------------

             CARRINGTON LABORATORIES, INC. 1995 STOCK OPTION PLAN
                           (Full title of the plan)

                               ---------------

            Robert W. Schnitzius                           Copy to:
           Chief Financial Officer                  Peter A. Lodwick, Esq.
        Carrington Laboratories, Inc.              Thompson & Knight L.L.P.
            2001 Walnut Hill Lane              1700 Pacific Avenue, Suite 3300
            Irving, Texas  75038                      Dallas, Texas  75201
   (Name and address of agent for service)               (214) 969-1700

               (972) 518-1300
        (Telephone number, including
      area code, of agent for service)



                       CALCULATION OF REGISTRATION FEE
===============================================================================

  Title of         Amount     Proposed maximum      Proposed         Amount of
securities to      to be       offering price   maximum aggregate  registration
be registered  registered (1)  per share (2)    offering price (2)      fee
-------------------------------------------------------------------------------

 Common Stock     750,000
$.01 par value  shares (2)(3)      $1.61           $1,207,500          $111
   per share
===============================================================================

 (1) Pursuant to Rule 416 under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

 (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system for the NASDAQ Stock Market on May 30, 2002.

 (3) Includes an indeterminate number of preferred share purchase rights issuable pursuant to the Registrant's preferred share purchase rights plan, which rights will be transferable only with shares of Common Stock registered hereunder and issued pursuant to the Registrant's 1995 Stock Option Plan.

                                    PART I

                      INCORPORATION OF CONTENTS OF PRIOR
                           REGISTRATION STATEMENTS

           The contents of Registration Statement No. 33-64405 relating to the Carrington Laboratories, Inc. 1995 Stock Option Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on November 17, 1995 (the "Prior Registration Statement") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 750,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 6.   Indemnification of Officers and Directors

      The Registrant is  a Texas corporation.   Under Article  2.02-1 of  the
 Texas Business Corporation Act, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

      Reference is made to Article Nine of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

      Pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the Restated Articles of Incorporation of the Registrant limit the personal liability of the directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty under certain circumstances.

      The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

      The foregoing summaries are necessarily subject to the complete text of the statute, bylaws, articles of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.


 Item 8.   Exhibits

      In addition to the exhibits incorporated herein by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

           4.1  Carrington Laboratories, Inc. 1995 Stock Option
                Plan, as amended.

           5.1  Opinion of Thompson & Knight L.L.P., regarding
                750,000 shares of Common Stock.

           23.1 Consent of independent public accountants to incorporation of report by reference.

           23.2 Consent of counsel (included in the opinion of Thompson & Knight L.L.P., filed herewith as Exhibit 5.1).

           24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 3, 2002.

                                 CARRINGTON LABORATORIES, INC.


                                 By:      /s/ Carlton E.  Turner
                                    -------------------------------------
                                    Carlton E. Turner, Ph.D., D.Sc.
                                    President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Robert W. Schnitzius, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement and the Prior Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.


 Signature                           Capacity in Which Signed        Date
 --------------------------------    ------------------------    ------------

 /s/ Carlton E. Turner               President, Chief            June 3, 2002
 --------------------------------    Executive Officer and
 Carlton E. Turner, Ph.D., D. Sc.    Director (principal
                                     executive officer)


 /s/ Robert W. Schnitzius            Chief Financial             June 3, 2002
 --------------------------------    Officer and Secretary
 Robert W. Schnitzius                (principal financial
                                     and accounting
                                     officer)


 /s/ R. Dale Bowerman                Director                    June 3, 2002
 --------------------------------
 R. Dale Bowerman


 /s/ George DeMott                  Director                     June 3, 2002
 --------------------------------
 George DeMott


 /s/ Thomas J. Marquez              Director                     June 3, 2002
 --------------------------------
 Thomas J. Marquez


 /s/ Selvi Vescovi                  Director                     June 3, 2002
 --------------------------------
 Selvi Vescovi

                         INDEX TO EXHIBITS

 Exhibit
 Number    Exhibit
 -------   -------
 4.1 Carrington Laboratories, Inc. 1995 Stock Option Plan, as amended.

 5.1 Opinion of Thompson & Knight L.L.P., regarding 750,000 shares of Common Stock.

 23.1 Consent of independent public accountants to incorporation of report by reference.

 23.2 Consent of counsel (included in the opinion of Thompson & Knight L.L.P., filed herewith as Exhibit 5.1).

 24.1 Power of Attorney (included on the signature page of this Registration Statement).